Exhibit 23.1











                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our report dated August 28, 1995 included in U.S. Energy Corp.'s Form 10-K for the year ended May 31, 1995, and to all references to our firm included in this registration statement.



s/ Arthur Andersen LLP

Denver, Colorado,
  November 28, 1995.